Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Mauser Group B.V. of our report dated August 7, 2015 relating to the financial statements of Mauser Group B.V. (Successor) and our report dated August 7, 2015 relating to the financial statements of Mauser Holding GmbH (Predecessor), which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Cologne, Germany

October 16, 2015

PricewaterhouseCoopers

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

/s/ Thomas Husemeyer	/s/ Hans-Peter Kreibich
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)